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                          EXHIBIT 99(c)
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                             B-M HOMES, INC.,
                            MACON HOMES, INC.,
                            MARBEL HOMES, INC.,
                       MARGOLIN BROS. APPLIANCE CO.,
                         MARGOLIN BROS. REALTY CO.,
                          NATIONAL BUILDERS, INC.
                        ARKANSAS HOME LOAN COMPANY
                     NATIONAL HOME LOAN COMPANY, INC.
              NATIONAL HOME LOAN COMPANY OF MISSISSIPPI, INC.

                     ________________________________


             JOINT NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS


                    TO BE HELD ON ______________, 1994


                     ________________________________



     The Special Meetings of shareholders of B-M Homes, Inc., a Tennessee corporation, Macon Homes, Inc., a Tennessee corporation, Marbel Homes, Inc., a Tennessee corporation, Margolin Bros. Appliance Co., a Tennessee corporation, Margolin Bros. Realty Co., a Tennessee corporation, National Builders, Inc., a Tennessee corporation, Arkansas Home Loan Company, an Arkansas corporation, National Home Loan Company, Inc., a Tennessee corporation, and National Home Loan Company of Mississippi, Inc., a Mississippi corporation (collectively the "Companies"), will be held on ____________, 1994, at __________ a.m., local time, at the main offices of the Companies, 4041 Knight Arnold Road, Memphis, Tennessee for the following purpose:

          To consider and vote upon a proposal to approve and adopt the Merger Agreement dated July 7, 1994, attached as Appendix A to the accompanying Joint Prospectus/Proxy Statement, providing for, among other things, Boatmen's Bancshares, Inc. ("Boatmen's") acquisition of the Companies by means of the mergers of nine wholly-owned subsidiaries of Boatmen's with and into one of the nine Companies.

     Only the holders of Common Stock and Preferred Stock of the Companies of record at the close of business on ______________, 1994, are entitled to notice of and to vote at the Special Meetings or at any adjournments or postponements thereof.

     EACH SHAREHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARDS WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETINGS. The prompt return of your signed proxy cards will help assure a quorum and aid the Companies in reducing the expense of an additional proxy solicitation. The giving of such proxy cards does not affect your right to vote in person in the event you attend the Special Meetings.

                              By Order of the Boards of Directors





                              Secretary


Memphis, Tennessee
__________________, 1994


COMPANIES' SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FOR SUBMITTING SUCH CERTIFICATES.